Exhibit A-10

REGULATIONS OF ENTERGY LOUISIANA PROPERTIES, LLC

A TEXAS LIMITED LIABILITY COMPANY

SOME OR ALL OF THE LIMITED LIABILITY COMPANY MEMBERSHIP INTERESTS REPRESENTED BY THESE LIMITED LIABILITY COMPANY REGULATIONS HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE TEXAS SECURITIES ACT OR OTHER SIMILAR STATE STATUTES IN RELIANCE UPON EXEMPTIONS FROM REGISTRATION AS PROVIDED IN THOSE STATUTES. THE SALE OR OTHER DISPOSITION OF SUCH LIMITED LIABILITY COMPANY MEMBERSHIP INTERESTS IS RESTRICTED, AS SET FORTH IN THESE LIMITED LIABILITY COMPANY REGULATIONS, AND IN ANY EVENT IS PROHIBITED UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL OR THE SUBMISSION TO THE COMPANY OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO THE COMPANY THAT SUCH SALE OR OTHER DISPOSITION CAN BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE STATUTES. BY ACQUIRING THE LIMITED LIABILITY COMPANY MEMBERSHIP INTEREST REPRESENTED BY THESE LIMITED LIABILITY COMPANY REGULATIONS, EACH MEMBER AGREES THAT IT WILL NOT SELL OR OTHERWISE DISPOSE OF ITS LIMITED LIABILITY COMPANY MEMBERSHIP INTEREST WITHOUT REGISTRATION OR OTHER COMPLIANCE WITH THE AFORESAID STATUTES AND THE RULES AND REGULATIONS THEREUNDER AND THE TERMS AND PROVISIONS OF THESE REGULATIONS.

REGULATIONS OF ENTERGY LOUISIANA PROPERTIES, LLC

A TEXAS LIMITED LIABILITY COMPANY

These regulations of Entergy Louisiana Properties, LLC (the "Regulations") are adopted by the Board of Directors to be effective as of the date on which the Articles of Organization, as filed with the Texas Secretary of State, become effective for the purpose of organizing a Texas limited liability company on the terms and conditions set forth in the Articles of Organization and in these Regulations.

        DEFINITIONS

Subject to additional definitions contained in subsequent Articles of these Regulations which are applicable to specific Articles or Sections thereof, capitalized terms used in these Regulations have the meanings set forth below:
          "Act" means the Texas Limited Liability Company Act, and any successor statute, as amended from time to time.
          "Articles of Organization" means the Articles of Organization of the Company filed with the Secretary of State of the State of Texas pursuant to Article 3.02 of the Act, as amended and restated from time to time.
          "Available Cash" means the cash balance of the Company from time to time after the payment of, or provision for the payment of, all of the Company's obligations then due and after the establishment of such reserves as the Board of Directors may think appropriate for all debts, expenses, capital improvements, replacements, and contingencies of the Company.
          "Board of Directors" has the meaning given in the Articles of Organization.
          "Code" means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.
          "Company" means the limited liability company formed under the Act pursuant to these Regulations, under the name Entergy Louisiana Properties, LLC.
          "Director" has the meaning given in the Articles of Organization.
          "Majority of the Units" means a majority of the votes which the holders of such Units are entitled to cast.
          "Members" means those persons who are holders of record of Units from time to time.
          "Membership Interest" means an ownership interest in the Company held by a Member and represented by a number of Units, including any and all benefits to which the holder of such a Membership Interest may be entitled as provided in or pursuant to the Act, the Articles of Organization, or these Regulations, together with all obligations of such person to comply with the terms and provisions of these Regulations and applicable law.
          "Regulations" means these Regulations of Entergy Louisiana Properties, LLC together with all exhibits hereto, as amended and restated from time to time.
          "Unit" means a denomination of Membership Interest in the Company as described in the Articles of Organization or in these Regulations.
        ORGANIZATION
          Formation.

          The Company is formed under the Act and is to be governed by the Articles of Organization, by these Regulations, and by the Act.

          Statutory Requirements.

          The Company's organizer has caused Articles of Organization to be executed and filed with the Secretary of State of the State of Texas. The Board of Directors may authorize and cause to be filed Articles of Amendment to the Articles of Organization without the necessity of consent by the Members. Except as otherwise provided in the Articles of Organization or in these Regulations, the Board of Directors may by a simple majority vote adopt, alter, amend, or repeal these Regulations without the necessity of consent by the Members.

          Principal Place of Business.

          The principal place of business of the Company shall be at 4809 Jefferson Highway, Jefferson, Louisiana 70121-3126 or such other address as the Board of Directors may determine.

          Term.

          The term of the Company's existence shall commence when the Articles of Organization, as filed with the Texas Secretary of State, become effective and shall continue in perpetuity unless and until the Company's existence is terminated under Article 10 of these Regulations.

        CAPITAL
          Establishment of Membership Interests.

          The Company shall have the authority to issue a single class of Membership Interests represented by Units. Upon the issuance of any Membership Interest as provided in these Regulations, the Membership Interest so issued shall be deemed to be duly and validly issued. The aggregate number of Units of Membership Interests which the Company shall have authority to issue and have outstanding at any time is [one thousand (1,000)] Units of Membership Interests.

          Capitalization.

          The Units of Membership Interest in the Company shall have such liquidation value (or no liquidation value) as shall be provided by resolution of the Board of Directors in connection with the initial issuance of any Units. In the absence of fraud in the transaction, the judgment of the Board of Directors as to the value and sufficiency of the consideration received for Units shall be conclusive.

          Certificates of Membership Interest.

          The Company may issue certificates evidencing ownership of Units, containing such recitals, terms, and provisions as are required by law, by the Articles of Organization, or by these Regulations, or as the Board of Directors may determine from time to time. The Board of Directors may promulgate procedures from time to time for the transfer of Units evidenced by such certificates.

          The Units shall be represented by certificates signed by the President or a Vice President and the Secretary or an Assistant Secretary of the Company, and may be sealed with the seal of the Company or a facsimile thereof. The signatures of the President or Vice President and the Secretary or Assistant Secretary upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Company itself or an employee of the Company. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Company with the same effect as if he or she were such officer on the date of its issue. The certificates shall be consecutively numbered and shall be entered in the books of the Company as they are issued. Each certificate shall state on the face thereof the holder's name, the number of Units evidenced thereby, and the liquidation value of such Units or a statement that such Units are without liquidation value. Certificates shall conspicuously state on the front or back thereof either the preferences, designations, rights, privileges, powers, restrictions, limitations, and qualifications of the Units or that such information is stated in the Company's Articles of Organization or Regulations and that the Company, on written request to its principal place of business or registered office, will provide a free copy of such information to the record holder of the certificate.

          The certificates representing any Membership Interests will bear the following legend:

          "The rights and privileges of the holder hereof are subject to the provisions of the Company's Articles of Organization and Regulations. A copy of such Regulations as in effect from time to time will be furnished without charge by the issuer to the holder hereof upon written request."

          The Board of Directors or any officer authorized by the Board of Directors for such purposes may direct a new certificate to be issued in place of any certificate theretofore issued by the Company alleged to have been lost, stolen, or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen, or destroyed. When authorizing such issue of a new certificate, the Board of Directors or such authorized officer may, in their or his discretion and as a condition precedent to the issuance thereof, prescribe such terms and conditions as it deems expedient and may require such indemnities as it deems adequate to protect the Company from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

          Units shall be transferable only on the books of the Company by the holder thereof in person or by his or her duly authorized attorney. Upon surrender to the Company or the transfer agent of the Company of a certificate for Units duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, a new certificate shall be issued to the person entitled thereto and the old certificate cancelled and the transaction recorded upon the books of the Company.

          Registered Holders as Owners.
            The Company may regard the person in whose name any Units issued by the Company are registered in the transfer records of the Company at any particular time as the owner of those Units at that time for purposes of voting those Units, receiving distributions thereon or notices in respect thereof, transferring those Units, exercising rights relating thereto, or giving proxies with respect to those Units; and
            Neither the Company nor any of its officers, Directors, employees, or agents shall be liable for regarding that person as the owner of those Units at that time for those purposes, regardless of whether that person possesses a certificate for those Units.

          Record Dates.

          For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof, or entitled to receive a distribution by the Company, or in order to make a determination of Members for any other purpose (other than determining Members entitled to consent to action by Members proposed to be taken without a meeting of Members), the Board of Directors may provide that the transfer records shall be closed for a stated period but not to exceed, in any case, sixty (60) days. If the transfer records shall be closed for the purpose of determining Members entitled to notice of or to vote at a meeting of Members, such records shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the transfer records, the Board of Directors may fix in advance a date as the record date for any such determination of Members, such date in any case to be not more than sixty (60) days and, in the case of a meeting of Members, not less than ten (10) days, prior to the date on which the particular action requiring such determination of Members is to be taken. With respect to any record date, the record ownership of Membership Interests as of such date shall be determined as of the opening of business on such date. If the transfer records are not closed and no record date is fixed for the determination of Members entitled to notice of or to vote at a meeting of Members, or Members entitled to receive a distribution, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such distribution is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Section, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the transfer records and the stated period of closing has expired.

          Whenever action by Members is proposed to be taken by consent in writing without a meeting of Members, the Board of Directors may fix a record date for the purpose of determining Members entitled to consent to that action, which shall not precede, and shall not be more than ten (10) days after, the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors and prior action of the Board of Directors is not required by the Act, the record date for determining Members entitled to consent to action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Company by delivery to its registered office, registered agent, principal place of business, transfer agent, registrar, exchange agent, or an officer or agent having custody of the books in which proceedings of meetings of Members are recorded. Delivery shall be by hand or by certified or registered mail, return receipt requested. Delivery to the Company's principal place of business shall be addressed to the Secretary or principal executive officer of the Company. If no record date shall have been fixed by the Board of Directors and prior action of the Board of Directors is required by the Act, the record date for determining Members entitled to consent to action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts a resolution taking such prior action.

          Liability of Members.

          Each Member's liability shall be limited as described in Article 4.03 of the Act.

          Membership Interest Acquired Directly From The Company.

          After the formation of the Company, the Board of Directors or any officer authorized by the Board of Directors for such purposes may admit any person as a Member upon the payment to the Company of such subscription price for the Membership Interest acquired by him, and on the Member's satisfaction of such other conditions, as the Board of Directors shall determine. Except as provided in the Articles of Organization or as otherwise provided herein, the approval or consent of the Members shall not be required for the admission of any person as a Member.

          Right of Transferee to Become a Member.

          A transferee of all or part of a Member's Membership Interest whose ownership is recorded in the transfer records of the Company in accordance with Section 3.3 hereof shall become a Member, and shall have all of the rights and privileges arising out of or associated with the assigned Membership Interest, without any further action of the Company, the Board of Directors, or the Members. The assignor of such Membership Interest will cease to be a Member upon the effectiveness of the assignment when recorded in the transfer records of the Company in accordance with Section 3.3 hereof.

          Restrictions on Transfers.

          The Company may impose restrictions on the transfer of Membership Interests as determined by the Board of Directors from time to time, provided, however, that any such restriction that acts to amend, alter, change, or repeal the rights of holders of Membership Interests then outstanding in a manner prejudicial to such holders must be approved by at least a Majority of the Units of such affected holders.

          Withdrawal of a Member.

          No Member shall have the right, by statute or otherwise, to withdraw as a Member of the Company.

          No Preemptive Rights.

          Except as otherwise provided by agreement with the Company, no Member shall have any preemptive, preferential, or other right with respect to the issuance or sale of Membership Interests that may be issued or sold by the Company.

          Other Matters.

The Board of Directors or any officer authorized by the Board of Directors for such purposes may compromise or release any obligation of a Member (or a Member's legal representative or successor) to make a contribution to the Company, to otherwise pay cash or transfer property to the Company, or to return cash or property paid or distributed by the Company to the Member in violation of the Act, the Articles of Organization, or the Regulations.

        ALLOCATIONS AND DISTRIBUTIONS WITH RESPECT TO MEMBERSHIP INTERESTS; CAPITAL ACCOUNTS
          Allocations.

          Income, gain, loss, and deduction shall be allocated for any fiscal year to the Members pro rata in proportion to the number of Units of Membership Interests held by each Member.

          Distributions.

          Available Cash shall be distributed to the Members from time to time as determined by the Board of Directors in their sole discretion, except as otherwise provided in or pursuant to the Articles of Organization or these Regulations. Each such distribution shall be made to the Members in proportion to their ownership of the outstanding Units.

          Capital Accounts.

          A separate capital account shall be maintained on the books of the Company for each Member. A Member's capital account shall be credited with the Member's capital contributions and allocable share of profits and debited with the amount of cash and the fair market value of property distributed to such Member from the Company and such Member's allocable share of loss. Except as otherwise provided herein, no Member shall be obligated to restore a deficit in the Member's capital account solely by reason of a negative capital account balance. No Member shall be entitled to receive any interest on, or salary or drawing with respect to, his capital contributions, except as otherwise provided herein or in a separate agreement.

        ACCOUNTING AND TAX MATTERS
          Company to be Disregarded Entity.

          The Company is intended to be a "disregarded entity" for federal income tax purposes and all of its income, gain, loss, and deduction will be reported on the tax return of its Member. The Company will not file separate federal income tax returns.

          Fiscal Year.

          The fiscal year of the Company shall be the fiscal year of its Member.

          Method of Accounting.

          The books of the Company, for both tax and financial reporting purposes, shall be kept on the method of accounting selected by the Board of Directors, but in a manner consistent with the Company's Member.

          Tax Returns.

The Board of Directors shall cause Company tax returns (other than federal tax returns, which the Company will only file should the Company cease to be a disregarded entity for any reason) to be prepared and filed with appropriate authorities on a timely basis.

        DIRECTORS
          Number; Qualifications.

          The managers of the Company, each of whom shall be a Director, shall initially consist of four persons. The number of Directors may be changed from time to time by amendment to these Regulations. No decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director. Directors need not be residents of the State of Texas nor Members of the Company.

          Authority of the Board of Directors.

          Except and to the extent that the Act, the Articles of Organization, or these Regulations shall reserve the same to the Members in whole or in part or otherwise restrict the powers of the Board of Directors, the powers of the Company shall be exercised under the authority of, and the business and affairs of the Company shall be managed under the direction of, the Board of Directors of the Company.

          The Directors shall not be agents of the Company for the purpose of its business pursuant to Article 2.21(C) of the Act, and shall not individually have the authority to act for the Company or otherwise bind the Company.

          The Board of Directors shall have no authority to merge or dissolve the Company, undertake any conversion, liquidate the Company, or dispose of substantially all of its assets without the consent of Members holding at least a Majority of the Units entitled to vote thereon.

          Election and Removal.

          The persons serving as Directors shall be elected and removed from time to time, with or without cause, by Members holding a Majority of the Units entitled to vote thereon. Except as otherwise provided in the Articles of Organization or in these Regulations, any vacancy occurring in Directors other than as a result of the removal of a Director by the Members may be filled by the vote of a majority of the remaining Directors even if the number of remaining Directors does not constitute a quorum.

          Liabilities of Directors.

          Except as otherwise expressly provided herein, the liabilities of the Directors shall be limited as set forth in Article 2.41D of the Texas Business Corporation Act (or any successor statute).

        Officers
          Appointment, Number, Qualification, Term, Compensation.

          The officers of the Company shall be appointed by the Board of Directors and shall consist of a Chair of the Board, a President, a Secretary, and a Treasurer. The Board of Directors may also appoint Vice-Presidents, one or more Assistant Secretaries, and Assistant Treasurers and such other officers and assistant officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall have such authority and exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors by resolution not inconsistent with these Regulations. Two or more offices may be held by the same person. None of the officers need be Directors. The Board of Directors shall have the power to authorize contracts for the employment and compensation of officers for such terms as the Board of Directors deems advisable. The salaries of all officers and agents of the Company shall be fixed by the Board of Directors.

          Removal.

          The officers of the Company shall hold office until their successors are appointed and qualify, or until their death, resignation, or removal from office. Any officer appointed by the Board of Directors may be removed at any time by the Board of Directors whenever, in their judgment, the best interest of the Company will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Appointment of an officer shall not of itself create contract rights.

          Vacancies.

          Any vacancy occurring in any office of the Company by death, resignation, removal, or otherwise shall be filled by the Board of Directors.

          Authority.

          Officers and agents shall have such authority and perform such duties in the management of the Company as may be provided by the Act or these Regulations or as shall be determined from time to time by resolution not inconsistent with these Regulations.

          The duties and authorities of the following officers shall be as set forth below:

            Chair of the Board.

            The Chair of the Board shall preside at all meetings of the Board of Directors and shall have such other powers and duties as may from time to time be prescribed by the Board of Directors upon written directions given to him or her pursuant to resolutions duly adopted by the Board of Directors.

            President.

            The President shall be the chief executive officer of the Company, shall have general and active management of the business and affairs of the Company, and shall see that all orders and resolutions of the Board of Directors are carried into effect. He or she shall preside at all meetings of the Members and at all meetings of the Board of Directors in the absence or disability of the Chair of the Board. The President shall have authority to sign and deliver in the name of the Company any deeds, mortgages, bonds, contracts, or other instruments pertaining to the business of the Company, except in cases in which the authority to sign and deliver is required by law to be exercised by another person or is expressly delegated by these Regulations or the Board of Directors to some other person.

            Vice-President.

            Vice-Presidents, in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and have the authority and exercise the powers of the President. They shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe or as the President may from time to time delegate.

            Secretary.

            The Secretary shall attend all meetings of the Board of Directors and all meetings of Members and record all of the proceedings of the meetings of the Board of Directors and of the Members in a minute book to be kept for that purpose and shall perform like duties for the standing committees when required. He or she shall give, or cause to be given, notice of all meetings of the Members and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he or she shall be. He or she shall keep in safe custody the seal of the Company, if any, and, when authorized by the Board of Directors, shall affix the same to any instrument requiring it and, when so affixed, it shall be attested by his or her signature or by the signature of an Assistant Secretary or of the Treasurer.

            Treasurer.

            The Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts and records of receipts, disbursements and other transactions in books belonging to the Company, and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board of Directors.

            The Treasurer shall disburse the funds of the Company as may be ordered by the Board of Directors or as otherwise appropriate in the conduct of the Company's business, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the President or Board of Directors so requires, an account of all his or her transactions as Treasurer and of the financial condition of the Company.

            If required by the Board of Directors, the Treasurer shall give the Company a bond of such type, character, and amount as the Board of Directors may require.

            Assistant Secretary and Assistant Treasurer.

            In the absence of the Secretary or Treasurer, an Assistant Secretary or Assistant Treasurer, respectively, shall perform the duties of the Secretary or Treasurer. The Assistant Secretaries and Assistant Treasurers, in general, shall have such powers and perform such duties as the Treasurer or Secretary, respectively, or the Board of Directors or President may prescribe.

          Liabilities of Officers.

Except as otherwise expressly provided herein, the liabilities of the Officers shall be limited as set forth in Article 2.42C of the Texas Business Corporation Act (or any successor statute).

        Indemnification of DIRECTORS, Officers, and Other Agents.
          Indemnification.

          The Company shall indemnify any person who was, is, or is threatened to be made a named defendant or respondent in any action, suit, or other proceeding (whether judicial, administrative, arbitrative, or investigative), in any appeal therefrom, or in any inquiry that could lead to any such proceeding, because the person is or was a Director, officer, employee, or agent of the Company or serving at the request of the Company as a manager, director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of any other entity, trust, or employee benefit plan, or other enterprise as follows:

            Such person shall be indemnified to the fullest extent permitted by law against judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses actually incurred by the person in connection with the proceeding; but, if the person is found liable to the Company or is found liable on the basis that personal benefit was improperly received by the person, the indemnification (1) is limited to reasonable expenses actually incurred by the person in connection with the proceeding and (2) shall not be made (even as to expenses) in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the Company.
            Such person shall be indemnified under these Regulations only if it is determined that such person conducted himself in good faith and reasonably believed, in the case of conduct in his official capacity as a Director, that his or her conduct was in the Company's best interest, and in all other cases that his or her conduct was at least not opposed to the Company's best interests. In the case of any criminal proceeding, an additional determination must be made that such person had no reasonable cause to believe his or her conduct was unlawful.
            A determination of indemnification of a Director or officer of the Company must be made by a majority vote of those Directors who, at the time of the vote, are not named defendants or respondents in the proceeding (regardless of whether such Directors constitute a quorum), by a committee substantially equivalent to a committee described in subsection (2) of Section F of Article 2.02-1 of the Texas Business Corporation Act (or any successor statute), by special legal counsel substantially equivalent to special legal counsel described in subsection (3) of Section F of Article 2.02-1 of the Texas Business Corporation Act (or any successor statute), or by Members who hold a Majority of the Units entitled to vote on such matters and who are not named defendants or respondents in the proceeding.

          Expenses Advanced.

          The Company shall pay or reimburse in advance of the final disposition of a proceeding any reasonable expenses incurred by a Director, officer, employee, or agent of the Company, or person serving at the request of the Company as a manager, director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of any other entity, trust, or employee benefit plan, or other enterprise who was, is, or is threatened to be, made a named defendant or respondent in such a proceeding after the Company receives a written affirmation by such person of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification as set forth herein and a written undertaking by or on behalf of the person to repay the amount paid or reimbursed if it is ultimately determined that he has not met those requirements.

          The termination of a proceeding by judgment, order, settlement, or conviction, or on a plea of nolo contendere or its equivalent is not of itself determinative that the person did not meet the requirements set forth herein. A person shall be deemed to have been found liable in respect of any claim, issue, or matter only after the person shall have been so adjudged by a court of competent jurisdiction and after exhaustion of all appeals therefrom.

          Other Provisions.

          The protection and indemnification provided by these Regulations (a) shall not be deemed exclusive of any other rights to which such person may be entitled under any agreement, insurance policy, or vote of the Directors or Members, or otherwise; (b) shall continue as to any person who has ceased to serve in the capacity which initially entitled such person to indemnity and advancement of expenses; and (c) shall inure to the benefit of the heirs, executors, administrators, successors, and assigns of such person. The rights granted by this Article 8 shall be deemed to be contract rights, and no amendment, modification, or repeal of any provision of this Article 8 shall have the effect of limiting or denying any such rights with respect to actions taken or proceedings arising prior to any such amendment, modification, or repeal.

        MEETINGS OF THE BOARD OF DIRECTORS AND MEMBERS
          Place of Board of Director Meetings.

          Meetings of the Board of Directors, regular or special, may be held either within or without the State of Texas. Meetings may be held by telephonic conference.

          Regular Meetings of the Board of Directors.

          Regular meetings of the Board of Directors may be held with or without notice, unless notice is required under these Regulations, at such time and at such place as shall from time to time be determined by the Board of Directors.

          Special Meetings of the Board of Directors.

          Special meetings of the Board of Directors may be called by any Director. Notice of each special meeting of the Board of Directors shall be given to each Director at least two (2) days before the date of the meeting.

          Notice and Waiver of Notice.

          Attendance of a Director at any meeting shall constitute a waiver of notice of such meeting, except where a Director attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Any Director, whether or not attending, may waive notice by the execution of a written waiver. Except as may be otherwise provided by these Regulations, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

          Quorum of Directors; Effectiveness of Action.

          At all meetings of the Board of Directors, a majority of the then-serving Directors shall constitute a quorum for the transaction of business, unless a different number is required by law or the Articles of Organization or these Regulations. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present at that meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Unless a larger majority is required by the Act, the Articles of Organization, or these Regulations, the affirmative vote of a majority of Directors present at a meeting at which a quorum is present shall be effective to take action as the Board of Directors at such meeting.

          Committees.

          The Board of Directors, by resolution, may designate from among the Directors one or more committees, each of which shall be comprised of one or more of the Directors, and may designate one or more of the Directors as alternate members of any committee, who may, subject to any limitations imposed by the Board of Directors, replace absent or disqualified Directors at any meeting of that committee. Any such committee shall have and may exercise all of the authority of the Board of Directors, subject to the limitations set out in Article 2.18 of the Act and the provisions of these Regulations.

          Delegation.

          The Board of Directors may from time to time delegate specific authorities and responsibilities to one or more officers or other agents who, pursuant to such delegations, will have the power to exercise such responsibilities and the obligation to fulfill such responsibilities.

          Method of Member Voting.

          Each outstanding Unit shall be entitled to one vote on each matter submitted to a vote at a meeting of Members. Any Member may vote either in person or by proxy executed in writing by the Member or by his duly authorized attorney-in-fact. A telegram, telex, cablegram, or similar transmission by the Member or a photographic, photostatic, facsimile, or similar reproduction of a writing executed by the Member shall be treated as an execution in writing for purposes of this Section. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy. A proxy shall be revocable unless the proxy conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest.

          Meetings of Members.

          An annual meeting of the Members shall be held at such time and place as the Board of Directors shall specify, which date shall be within 13 months after the last annual meeting of Members, but failure to hold any such annual meeting shall not affect otherwise valid acts of the Company or work a forfeiture or dissolution of the Company. Members holding at least 20% of all Units of Membership Interest or any Director may also call a meeting of the Members. Any meeting shall be held not less than 10 nor more than 50 days after the date of written notice thereof, at such place in or outside of Texas as the notice shall specify. The notice shall describe the matters to be considered at the meeting, and no matter other than those described in the notice may be taken up at the meeting. Members holding a Majority of the Units entitled to vote shall constitute a quorum with respect to any meeting of the Members. Unless otherwise provided in the Articles of Organization, once a quorum is present at a meeting of Members, the Members represented in person or by proxy at the meeting may conduct such business as may be properly brought before the meeting until it is adjourned, and the subsequent withdrawal from the meeting of any Members or the refusal of any Member represented in person or by proxy to vote shall not affect the presence of a quorum at the meeting. Unless otherwise provided in the Articles of Organization, the Members represented in person or by proxy at a meeting of Members at which a quorum is not present may adjourn the meeting until such time and to such place as may be determined by a vote of the holders of a Majority of the Units represented in person or by proxy at that meeting. Any Member attending the meeting shall be deemed to have waived notice thereof unless he is attending for the exclusive purpose of objecting to the validity of the meeting. Any Member, whether or not attending, may waive notice by the execution of a written waiver. If all Members waive notice, a meeting shall be valid even though proper or timely notice thereof may not have been given, and any matter may be considered at such a meeting whether or not described in the notice of the meeting.

          Action Without Meetings.

Any action required or permitted to be taken at a meeting of the Members, Board of Directors, or any committee may be taken without a meeting without prior notice, and without a vote, if a consent in writing, setting forth the action so taken, is signed by the number of Members, Directors, or committee members, as the case may be, that would have been necessary to constitute an approving vote on that action at a meeting at which a quorum was present. Such consent shall have the same force and effect as an affirmative vote by the requisite majority at a meeting. Except as otherwise provided in these Regulations, whenever a matter is to be voted on or consented to by the Members other than at a meeting of the Members, a Member shall have ten (10) days after receiving notice to respond to the matter in question. If a Member does not respond within the ten (10) day period, he will be deemed to have waived his right to vote on or consent to such matters.

        DISSOLUTION AND TERMINATION
          Causes of Dissolution.

          The Company shall be dissolved upon the earliest to occur of the following:

            The affirmative vote of Members holding at least a two-third Majority of the Units entitled to vote thereon that the Company should be dissolved; or
            Entry of a decree of judicial dissolution under Article 6.02 of the Act;

          The Company shall not be dissolved merely because the continuing membership of the last remaining Member shall have terminated.

          Winding Up.

          Upon the dissolution of the Company, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Members. No Member, Director, or officer shall take any action on behalf of the Company that is inconsistent with, or not necessary to or appropriate for, the winding up of the Company's business and affairs. The Board of Directors (or, in the event there is no remaining Director, any person elected by Members holding a Majority of the Units entitled to vote thereon) shall be responsible for overseeing the winding up of the Company and shall take full account of the Company's liabilities and property. The Company property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom, to the extent sufficient therefor, shall be applied and distributed in the following order:

            First, to the payment and discharge of all of the Company's debts and liabilities to creditors including creditors who are also Members;
            Thereafter, the balance, if any, to the Members in proportion to their ownership of the Units.

        In the discretion of the Board of Directors or other person in charge of winding up, a pro rata portion of the distributions that would otherwise be made to the Members pursuant to this Article 10 may be distributed to a trust established for the benefit of the Members for the purposes of liquidating Company assets, collecting amounts owed to the Company, and paying any contested, contingent, or unforeseen liabilities or obligations of the Company arising out of or in connection with the Company. The assets of any such trust shall be distributed to the Members, from time to time, in the reasonable discretion of the Board of Directors or other person in charge of winding up, in the same proportions among the Members as such amount would have been distributed directly from the Company pursuant to these Regulations.

        GENERAL PROVISIONS
          Company Records.

          Pursuant to Article 2.22 of the Act, the Company shall keep and maintain the following records in its principal office in the United States or make them available in that office within five days after the date of receipt of a written request of a Member or an assignee of a Membership Interest made to the Secretary of the Company at its principal place of business:

            a current list that states:
              the name and mailing address of each Member; and
              the Units of Membership Interest owned by each Member.
            copies of the federal (if any), state, and local information or income tax returns for each of the Company's six most recent tax years;
            a copy of the Articles of Organization and these Regulations, all amendments or restatements thereof, executed copies of any powers of attorney, and copies of any document that creates, in the manner provided by the Articles of Organization or these Regulations, additional issuances of Units;
            a written statement of:
              the amount of the cash contribution and a description and statement of the agreed value of any other contribution made by each Member, and the amount of the cash contribution and a description and statement of the agreed value of any other contribution that the Member has agreed to make in the future as an additional contribution;
              the times at which additional contributions are to be made or events requiring additional contributions to be made;
              events requiring the Company to be dissolved and its affairs wound up; and
              the date on which each Member in the Company became a Member; and
              correct and complete books and records of account of the Company.

            The Company shall maintain its records in written form or in another form capable of conversion into written form within a reasonable time.

            The Company shall keep in its registered office in Texas and make available to Members on reasonable request the street address of its principal United States office in which the records required by this section are maintained or will be available.

            A Member, on written request stating the purpose, may examine and copy, in person or by the Member's representative, at any reasonable time, for any proper purpose, and at the Member's expense, records required to be kept under this Section and other information regarding the business, affairs, and financial condition of the Company as is just and reasonable for the person to examine and copy.

            On the written request by any Member made to the Company at the Company's principal office address, the Company shall provide to the requesting Member without charge true copies of:

            the Articles of Organization and these Regulations and all amendments or restatements thereof; and
            any of the tax returns described in Subdivision (2) of Section A of Article 2.22 of the Act.

          Notwithstanding the foregoing provisions of this Section 11.1 to the contrary, to the extent permitted by law, the Board of Directors may keep confidential from the Members, for such period of time as the Board of Directors determines, (a) any information determined by the Board of Directors to be in the nature of trade secrets or (b) other information the disclosure of which the Board of Directors determines (i) is not in the best interests of or could damage the Company or any of its affiliates or (ii) is required to be kept confidential by the Company or any affiliate by law or by agreement with any third party.

          Notice.

          Except as otherwise required by law, any notice to Members or Directors shall be in writing and shall be delivered personally or mailed to the Members or Directors at their respective addresses appearing on the books of the Company, or shall be given in any other manner allowed by law and adopted by resolution of the Board of Directors. Notice by mail shall be deemed to be given at the time when the same shall be deposited in the United States mail, postage prepaid. Notice to Directors may also be given by telephone. Whenever any notice is required to be given under the provisions of applicable statutes or of the Articles of Organization or of these Regulations, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

          Seal.

          The seal of the Company, if any, shall be in such form as may be prescribed by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

          Applicable Law.

          These Regulations, and the rights, interests, and obligations of the Members with respect to the Company, shall be governed by, interpreted, construed, and enforced in accordance with the Act and, as made applicable by the Act, the other laws of the State of Texas.

          Terminology.

          All personal pronouns used in these Regulations, whether masculine, feminine, or neuter, shall include all other genders, and the singular shall include the plural and vice versa whenever the context requires.

          Headings.

          The cover page, table of contents, titles of articles, sections, etc. used in these Regulations are used for convenience only and shall not be considered in construing the terms of these Regulations.

          Amendments.

          Except as otherwise specifically provided in these Regulations, these Regulations may be amended, altered, or repealed by the Board of Directors without the approval, consent, or affirmative vote of the Members. No amendment to these Regulations will be effective until reduced to writing.

          Mergers and Exchanges.

          The Company may be a party to (a) a merger or (b) an exchange or acquisition of the type described in Article 5.02 of the Texas Business Corporation Act, subject to the requirements of these Regulations.

          No State-Law Partnership.

The Members intend that the Company not be a partnership (including, without limitation, a limited partnership) or joint venture, and that no Member or Director be a partner or joint venturer of any other Member or Director, and these Regulations may not be construed to suggest otherwise.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.
THE NEXT PAGE OF THIS DOCUMENT IS PAGE S-1.]

ADOPTED TO BE EFFECTIVE AS OF DECEMBER 31, 2005.

_____________________________
Director

_____________________________
Director

_____________________________
Director

_____________________________
Director